EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Michael Shane Paladin (“Employee”) and SmartRent, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed at-will by the Company or another entity within the Company Group (as defined below) pursuant to that certain letter employment agreement between the Parties dated January 16, 2025 (the “Employment Agreement”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company Group on January 16, 2025 (the “Confidentiality Agreement”);

WHEREAS, Employee separated from employment with the Company Group effective April 9 , 2025 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company Group;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration.
a.
Separation Benefits. In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, the Company and Employee agree as follows:

i.
Advisory Opportunity. Employee will have the opportunity to provide services as a non-employee advisor in accordance with and subject to all terms and conditions of the Advisor Agreement attached hereto as Attachment 1 (the “Advisor Agreement”), including, without limitation, the termination provisions set forth therein, provided Employee must have executed the Advisor Agreement no later than the Separation Date.

ii.
Separation Payment. The Company will cause Employee to be paid a lump sum equivalent to one and one-half (1.5) months of Employee’s base salary as of the Separation Date, for a total of Eighty-One Thousand Two Hundred Fifty Dollars ($81,250), less applicable payroll deductions and withholdings. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

iii.
Sign-on Bonus. Employee shall be released of any requirement to repay the first installment of the Sign-on Bonus as described in Section 5 of the Employment Agreement. The Parties acknowledge and agree that Employee shall not be entitled to the second installment of the Sign-on Bonus.

iv.
Continued Medical Benefit. The Company will cause Employee to be paid a lump sum taxable cash payment in the gross amount of $6,148.20, less applicable payroll deductions and withholdings, which reflects the approximate cost of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of three (3) months, and which will be paid to Employee within ten (10) business days after the Effective Date of this Agreement. For the avoidance of doubt, the foregoing payment is not conditioned on Employee electing COBRA continuation coverage.

b.
Supplemental Separation Benefits. In consideration of and contingent on (i) Employee’s execution of this Agreement and it becoming effective, (ii) Employee’s timely execution of the Supplemental Release Agreement attached hereto as Attachment 2 (the “Supplemental Release”) within twenty-one (21) days following termination of the Advisor Agreement, (iii) the Supplemental Release going into effect, and (iv) Employee’s fulfillment of all the terms and conditions in this Agreement and the Supplemental Release, the Company agrees as follows:

i.
Supplemental Payment. the Company agrees to pay Employee a lump sum equivalent to one and one-half (1.5) months of Employee’s base salary as of the Separation Date, for a total of Eighty-One Thousand Two Hundred Fifty Dollars ($81,250), less applicable payroll deductions and withholdings. This payment will be made to Employee within ten (10) business days after the Supplemental Effective Date (as defined in the Supplemental Release).

c.
General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration described in subsection a. above. Employee further acknowledges that without this Agreement and the Supplemental Release, Employee is otherwise not entitled to the consideration described in subsection b. above. Employee acknowledges and agrees that the consideration provided hereunder is in lieu of any and all severance compensation and benefits under the Employment Agreement. Accordingly, Employee expressly disclaims any right or entitlement to severance compensation or benefits under the Employment Agreement (including, without limitation, under Section 9 thereof), and Employee acknowledges and agrees that Employee is entitled to no severance compensation or benefits whatsoever other than as provided in this Agreement.

2.
Resignation from the Board and all Company Positions. Employee hereby resigns as a member of the Company’s Board of Directors and the board of directors (or such similar governing body) of any of the Company’s subsidiaries, parents, or affiliated entities (together with the Company and with each subsidiary, parent and affiliated entity individually and collectively referred to herein as the “Company Group”), effective immediately. Employee acknowledges and agrees that, as of the Separation Date, Employee no longer is, and no longer has any rights to serve as, a member of the Company’s Board of Directors and/or or the board of directors (or such similar governing body) of any other Company Group entity and any committees thereof. Executive similarly acknowledges and agrees that, as of the Separation Date, Employee no longer serves in any other positions or capacity with the Company Group. As required by the Employment Agreement, Employee will cooperate with the Company to complete any steps that the Company Group determines to be necessary or appropriate to confirm Employee’s cessation of service as described in this paragraph.
3.
Stock. Employee agrees that Employee’s equity awards from the Company (or its relevant parents or subsidiaries), including (but not limited to) all equity awards described in the Employment Agreement, are hereby forfeited and cancelled in their entirety. Employee acknowledges and agrees that Employee is not entitled to any capital stock, securities or other equity interests or any right to purchase or otherwise obtain shares of capital stock, securities or other equity interests of the Company (or its relevant parents or subsidiaries).

2

4.
Benefits. Employee’s Company-sponsored health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.
5.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement and the Supplemental Release, the Company and its agents have paid or provided (to the extent applicable) all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Employee.
6.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company Group and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Washington Law Against Discrimination (RCW ch. 49.60); other Washington sex and age discrimination laws (e.g., RCW 49.12.200, 49.44.090); Washington laws regarding prohibited employment practices (RCW ch. 49.44); the Washington Equal Pay Opportunity Act (RCW ch. 49.58); Washington whistleblower protection laws (e.g., RCW 49.60.210, 49.12.005, and 49.12.130); the

3

Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Family Leave Act (RCW ch. 49.78); the Washington Military Family Leave Act (RCW ch. 49.77); the Washington Minimum Wage Act (RCW ch. 49.46); the Washington law regarding non-competition agreements (RCW ch. 49.62); Washington wage, hour, and working conditions laws, and all other provisions of the Washington Industrial Welfare Act (RCW ch. 49.12); the Washington Wage Payment Act (RCW ch. 49.48); the Washington Wage Rebate Act (RCW ch. 49.52); the Arizona Employment Protection Act; the Arizona Equal Pay Act; the Arizona Right to Work Act; the Arizona Workplace Harassment Law; the Arizona Occupational Health and Safety Act; the Arizonians with Disabilities Act; and the Arizona Civil Rights Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee from the Company Group; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or claims to enforce the terms of this Agreement. This release does not release claims that cannot be released as a matter of law. This release does not extend to any claims under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act, but Employee acknowledges and understand that such claims will be released in the Supplemental Release. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section below, except as required by applicable law. This release does not extend to any right Employee may have under the Arizona Fair Wages and Healthy Families Act, any right Employee may have to unemployment compensation benefits or workers’ compensation benefits, and any right Employee may have to receive the name and address of any consumer reporting agency that has furnished a consumer report to the Company. In addition, this release does not extend to any rights of indemnification Employee may have pursuant to any indemnification agreement between the Company Group and Employee, pursuant to the Company’s certificate of incorporation and bylaws, or under any applicable D&O insurance policy with the Company, subject to the respective terms, conditions, and limitations of such indemnification agreement, certificate of incorporation and bylaws, or D&O insurance policy, in each case, as may be applicable.

7.
Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.
8.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

4

9.
Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company Group, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company Group.
10.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company Group’s trade secrets and confidential and proprietary information, and all restrictive covenants. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company Group, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company Group, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company Group.
11.
No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
12.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to instruct its officers and directors to refrain from any disparagement, defamation, libel, or slander of Employee. For the avoidance of doubt, the foregoing does not obligate the Company to ensure compliance with such instruction or subject any of the Releasees to liability for any individual's failure to comply with such instruction. In accordance with the Company’s Verification and Employment and Reference Check policy, the Company's Human Resources department will only release dates of employment and positions held by Employee, in response to any employment inquiries by future employers.
13.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement or in the Supplemental Release shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Further, nothing in this Agreement or in the Supplemental Release shall in any way limit or prohibit Employee from (a) disclosing or discussing conduct, or the existence (but not the amount) of a settlement involving conduct, that Employee reasonably believes under Washington state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy or (b) doing any of the following in relation to a violation or an alleged violation of Arizona Revised Statutes Title 13, Chapter 14 or 35: (i) responding to a peace officer's or a prosecutor's inquiry, or (ii) making a statement not initiated by me in a criminal proceeding (any of the foregoing in clause (a) or (b) above, “Protected Information”). Additionally, nothing in this Agreement or in the Supplemental Release constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement or in the Supplemental Release shall be

5

interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company Group’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company Group confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company Group confidential information does not include Protected Information or information regarding working conditions, wages, benefits, or other terms and conditions of employment. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company Group attorney-client privileged communications or privileged attorney work product.
14.
Cooperation with the Company Group. Employee agrees that Employee shall provide reasonable cooperation and assistance to the Company Group in the transition of Employee’s role and in the resolution of any matters in which Employee was involved during the course of Employee’s relationship with the Company Group, or about which Employee has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company Group, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Employee’s cooperation with such matters shall include, without limitation, being available to consult with the Company Group regarding matters in which Employee has been involved or has knowledge; to reasonably assist the Company Group in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company Group. Employee agrees to keep the Company’s Human Resources department apprised of Employee’s current contact information, including email address(es), and to promptly respond to communications from the Company Group in connection with this section. Employee understands and agrees that this provision requires Employee’s cooperation with the Company Group, but is not intended to have any influence whatsoever on any specific outcome in any matter and Employee is expected at all times to provide truthful testimony and responses in connection with any matter. For any cooperation described in this paragraph that exceeds de minimis assistance, the Company and Employee will mutually agree on a reasonable rate of compensation for such assistance not to exceed an hourly rate equal to the quotient of Employee’s annualized base salary as of the Separation Date divided by 2,080. To be compensable, any such compensable time must be approved by the Company in writing prior to being incurred. The Company shall reimburse Employee for reasonable travel and incidental expenses incurred by Employee in connection with the cooperation described in this paragraph (which, for the avoidance of doubt, shall not include attorneys’ fees or other legal fees), in accordance with the Company’s reimbursement policies then in effect, provided that such expenses are approved by the Company in writing prior to being incurred.
15.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, the Advisor Agreement or the Supplemental Release (unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver therein under the ADEA) or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid by virtue of Employee’s execution and non-revocation of this Agreement and the Supplemental Release, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Supplemental Release.

6

16.
No Admission of Liability. Employee understands and acknowledges that this Agreement and the Supplemental Release constitute a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company Group hereto, either previously or in connection with this Agreement and the Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company Group of any fault or liability whatsoever to Employee or to any third party.
17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement and the Supplemental Release.
18.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT OR THE SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT OR OTHER SERVICE PROVIDER RELATIONSHIP WITH THE COMPANY GROUP OR THE TERMS THEREOF, AND ANY OF THE MATTERS RELEASED IN THIS AGREEMENT OR THE SUPPLEMENTAL RELEASE, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN MARICOPA COUNTY, ARIZONA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE FEDERAL RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT. THE SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

7

19.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company Group and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company Group for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company Group by reason of any such claims, including attorneys’ fees and costs.
20.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities or ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the first payroll date that that occurs on or after the date six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. In no event will the Releasees have any obligation to reimburse, indemnify or hold harmless Employee for any taxes or costs that may be imposed on or incurred by Employee as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.
21.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
22.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
23.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver under the ADEA contained in the Supplemental Release, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Release, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
24.
Entire Agreement. This Agreement, together with the Supplemental Release (once effective), represents the entire agreement and understanding between the Company Group and Employee concerning the subject matter of this Agreement and the Supplemental Release and Employee’s employment with and

8

separation from the Company Group and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Supplemental Release and Employee’s relationship with and separation from employment with the Company Group, with the exception of the Confidentiality Agreement and Sections 14, 15, 17, and 18 of the Employment Agreement (the “Surviving Sections”). Without limiting the generality of the foregoing, the Parties expressly acknowledge and agree that, except for the Surviving Sections, the Employment Agreement shall be null and void upon the Effective Date of this Agreement.
25.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized representative of the Company’s Board of Directors.
26.
Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of Arizona.
27.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee by 5:00 PM PDT on April 10, 2025. This Agreement will become effective on the date it has been signed by the Parties (the “Effective Date”).
28.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service or other electronic transmission or signature.

[The remainder of this page is intentionally left blank; signature page follows]

9

EXHIBIT 10.1

29.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;
(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Employee is fully aware of the legal and binding effect of this Agreement; and
(e)
Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Michael Shane Paladin, an individual

Dated: April 9, 2025______________ /s/ Michael Shane Paladin

Michael Shane Paladin

SmartRent, Inc.

Dated: April 9, 2025_______________ By: /s/ John Dorman

John Dorman

Board Chair

EXHIBIT 10.1

ATTACHMENT 1

“Advisor Agreement”

(attached)

ADVISOR AGREEMENT

This Advisor Agreement (this “Agreement”) is made and entered into by and between SmartRent, Inc. (the “Company”), and Michael Shane Paladin (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”) as of the date immediately following the Effective Date of the Separation Agreement and Release presented to Advisor by the Company in connection with Advisor’s separation from employment with the Company in April 2025 (such agreement, the “Separation Agreement” and such date on which this Agreement is effective, the “Effective Date”).

The Company desires to retain Advisor as an independent contractor to perform advisory services for the Company, and Advisor is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

I.
Services and Compensation

Advisor shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Advisor the compensation described in Exhibit Afor Advisor’s performance of the Services.

II.
Confidentiality
A.
Definition of Confidential Information. “Company Confidential Information” means any information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both (i) information created by others that Advisor learns or that becomes available to Advisor through the Company or its agents; and (ii) information that Advisor creates that the Company owns pursuant to Section 3 of this Agreement. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which Advisor called or with which Advisor becomes acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information does not include general knowledge, skill, and experience Advisor has acquired during the course of or in connection with Advisor’s relationship with the Company or any employer of Advisor. In addition, Company Confidential Information shall not include any such information which Advisor can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to Advisor; (ii) becomes publicly known or made generally available after disclosure by the Company to Advisor through no wrongful action or omission by Advisor; or (iii) is in Advisor’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Advisor’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. To the extent Advisor is an individual, Advisor understands that information about unlawful acts, such as harassment or discrimination or any other conduct that Advisor has reason to believe is unlawful, does not constitute “Confidential Information.”

B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Advisor will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of, Company Confidential Information. Advisor will not (i) use Company Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Advisor’s right to engage in Protected Activity (as defined below), disclose Company Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Advisor may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Advisor shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Advisor agrees that no ownership of Company Confidential Information is conveyed to Advisor. Without limiting the foregoing, Advisor shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Advisor agrees that Advisor’s obligations under this Section 2.Bshall continue after the termination of this Agreement. Nothing in this Agreement prevents workers from engaging in protected conduct, as described in the Protected Activity Not Prohibited section below.
C.
Other Client Confidential Information. Advisor agrees that Advisor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Advisor or other person or entity with which Advisor has an obligation to keep such proprietary information or trade secrets in confidence. Advisor further agrees that Advisor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.
Third Party Confidential Information. Advisor recognizes that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and Advisor agrees to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. Advisor agrees that at all times during the term of this Agreement and thereafter, Advisor owes the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such Associated Third Parties.
III.
Ownership
A.
Assignment of Inventions. As between the Company and Advisor, Advisor agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Advisor, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Advisor also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all of Advisor’s right, title and interest in and to the Inventions. Advisor agrees that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. Advisor understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Advisor as a result of the Company’s efforts to commercialize or market any such Inventions.
B.
Pre-Existing Materials. Subject to Section 3.A, Advisor will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by Advisor or in which Advisor has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of performing the Services; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Advisor will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by any third party into any Invention without Company’s prior written permission.
C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Advisor hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.
Maintenance of Records. Advisor agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Advisor (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. As between the Company and Advisor, the records are and will be available to and remain the sole property of the Company at all times and upon Company’s request, Advisor shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Advisor agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. Advisor further agrees that Advisor’s obligations under this Section 3.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Advisor agrees that, if the Company is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney-in-fact, to act for and on Advisor’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Advisor. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
IV.
Conflicting Obligations
A.
Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services. Advisor will not enter into any such conflicting agreement during the term of this Agreement.
B.
In light of the unique and specialized nature of Advisor’s services, Advisor shall have the right to subcontract the performance of any Services only with the prior written permission of the Company.
V.
Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will immediately deliver to the Company, and will not keep in Advisor’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Advisor may have in Advisor’s possession or control. Advisor agrees that in discharging Advisor’s obligations pursuant to this section, Advisor will conduct a reasonable and good faith search for such information, property and equipment, including searching external storage devices, personal computers and email accounts, as well as cloud accounts.

VI.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) July 7, 2025, (ii) Advisor’s commencement of other substantially full-time employment or service provider engagement, or (iii) termination as provided in Section 6.B.
B.
Termination. The Company may terminate this Agreement upon thirty (30) days advance written notice to Advisor. The Company may terminate this Agreement immediately and without prior notice if (i) Advisor refuses to or is unable to perform the Services, (ii) performs or attempts to perform work on behalf of the Company that is outside the scope of Services that have been expressly approved or requested by the Company’s Chief Executive Officer (“CEO”) or the Company’s Board of Directors (“Board”), (iii) Advisor engages or communicates, whether directly or indirectly, with any Company personnel outside the scope of Services that have been expressly approved or requested by the CEO or Board in writing, (iv) Advisor violates any written Company policy applicable to Advisor or any Company policy regarding harassment or bullying that would be applicable to Advisor if Advisor were an employee of the Company, or (v) Advisor is in breach of any material provision of this Agreement or the Separation Agreement. Notwithstanding clause (iii) of the preceding sentence, Employee shall be permitted to maintain communications of a personal nature with Company personnel that are welcomed by that person, do not otherwise violate any of the other restrictions in the preceding sentence, are not for the purpose of directly or indirectly communicating with or about other then-current or former employees of the Company, are not harassing or bullying in nature or for an otherwise inappropriate purpose, and are limited to conversations of a truly personal nature unrelated to substantive, material matters regarding the Company's business and operations and unrelated to the Company's confidential and proprietary information and trade secrets.
C.
Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:
1.
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Advisor for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
2.
the sections entitled Confidentiality, Ownership, Conflicting Obligations, Return of Company Materials, Term and Termination, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.
VII.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Advisor agree that Advisor will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Advisor is reclassified by a state or federal agency or court as the Company’s employee, Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.
VIII.
Indemnification

Advisor agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent, reckless, willful or intentionally wrongful act or omissions of Advisor during the term of this Agreement, (ii) any grossly negligent, willful, intentional, or reckless breach by Advisor of any of the covenants contained in this Agreement, (iii) any failure of Advisor to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Advisor under this Agreement.

IX.
Limitation of Liability

IN NO EVENT SHALL THE COMPANY BE LIABLE TO ADVISOR OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF

THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

X.
Arbitration and Equitable Relief

THE PARTIES ACKNOWLEDGE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES ARISING OUT OF, RELATING TO, OR RESULTING FROM ADVISOR’S ADVISORY RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF ADVISOR’S ADVISORY RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS OF THE SEPARATION AGREEMENT. NOTWITHSTANDING THE FOREGOING, Either party may also petition the court for injunctive relief where either party alleges or claims a violation of THE PROVISIONS HEREIN regarding trade secrets or confidential information. In the event either party seeks SUCH injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

XI.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Arizona, without regard to the conflicts of law provisions of Arizona or any other jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Arizona.
B.
Assignability. This Agreement will be binding upon Advisor’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to Advisor’s obligations in Section 2.D. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Advisor may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.
Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties with respect thereto, with the exceptions of the Separation Agreement and the Confidentiality Agreement (as defined in the Separation Agreement). Advisor represents and warrants that Advisor is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, electronic mail, or electronic signature or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.
1.
If to the Company, to:

SmartRent, Inc.

6811 E. Mayo Blvd

Fourth Floor

Phoenix, AZ 85054

Attention: Board of Directors

Copy to: General Counsel

2.
If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.
H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Applicability to Past Activities. Advisor agrees that if and to the extent that, in the period between Advisor’s separation from employment with the Company and the Effective Date hereof, Advisor provided any services or made efforts on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Advisor’s involvement with the Company hereunder, that would have been “Services” if performed during the term of this Agreement (the “Prior Advisory Period”) and to the extent that during the Prior Advisory Period: (i) Advisor received access to any information from or on behalf of Company that would have been Company Confidential Information if Advisor received access to such information during the term of this Agreement; or (ii) Advisor (a) conceived, created, authored, invented, developed or reduced to practice any item (including any intellectual property rights with respect thereto) on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Advisor’s involvement with Company, that would have been an Invention if conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement; or (b) incorporated into any such item any pre-existing invention, improvement, development, concept, discovery or other proprietary information that would have been a Prior Invention if incorporated into such item during the term of this Agreement; then any such information shall be deemed Company Confidential Information hereunder and any such item shall be deemed an Invention or Prior Invention hereunder, and this Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement.

Advisor further acknowledges that Advisor has been fully compensated for all services provided during any such Prior Advisory Period.
K.
Protected Activity Not Prohibited. Advisor understands that nothing in this Agreement shall in any way limit or prohibit Advisor from filing and/or pursuing a charge or complaint with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). In addition, Advisor understands that nothing in this Agreement, including its definition of Information, prevents Advisor from discussing or disclosing information about unlawful acts, such as harassment or discrimination or any other conduct that Advisor have reason to believe is unlawful. Notwithstanding the preceding, Advisor agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts or the activity otherwise protected herein. Advisor further understands that Advisor is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. Pursuant to the Defend Trade Secrets Act of 2016, Advisor is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Advisor understands that nothing in this Agreement, including its definition of Confidential Information, limits Advisor’s rights to discuss or disclose Advisor’s compensation or the terms or conditions of Advisor’s service relationship with the Company, to the extent protected by applicable law, or otherwise impairs Advisor from assisting other Company current or former service providers in the exercise of their rights under applicable law.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Advisor Agreement as of the date first written above.

ADVISOR SMARTRENT, INC.

By: /s/Michael Shane Paladin By: /s/ John Dorman

Name: Michael Shane Paladin Name: John Dorman

Title: Title: Board Chair

Address for Notice:

[REDACTED]

EXHIBIT A

SERVICES AND COMPENSATION

I.
Services. The Services will consist of Advisor serving as an outside advisor to the Board and CEO advising on strategic planning and guidance, but only as requested in writing by and under the supervision of the Board and/or CEO. Advisor will not be expected to perform greater than ten (10) hours of Services per week.
II.
Compensation.
A.
The Company will pay Advisor $10,000 per month for Services performed. Advisor is expected to work and be available up to 10 hours per week. Advisor shall not work in excess of ten (10) hours without the approval of the Company (email acceptable).
B.
The Company will remit payment monthly, within ten (10) days following the end of the respective month. Advisor shall provide the Company with a copy of his form W-9 upon execution of this Agreement. In order to help prevent adverse tax consequences to Advisor under Section 409A (as defined below), in no event will any payment under Section 3.A. of this Exhibit be made later than December 31, 2025.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”),so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Advisor for any taxes that may be imposed on Advisor as a result of Section 409A.

ATTACHMENT 2

“Supplemental Release”

(attached)

EXHIBIT 10.1

SUPPLEMENTAL RELEASE AGREEMENT1

This Supplemental Release Agreement (“Agreement”) is made by and between Michael Shane Paladin (“Paladin”) and SmartRent, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Paladin is a former at-will employee, and subsequently advisor, of the Company;

WHEREAS, the Parties entered into that certain Separation Agreement and Release dated [April __, 2025]2 (the “Separation Agreement”);

WHEREAS, the Parties entered into that certain Advisor Agreement that became effective on the day immediately following the Effective Date of the Separation Agreement (the “Advisor Agreement”); and

WHEREAS, in order to receive certain of the consideration described in the “Consideration” section of the Separation Agreement, Paladin is required to execute this Supplemental Release within twenty-one (21) days following the termination of the Advisor Agreement;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Paladin hereby agree as follows:

COVENANTS

1.
Consideration. In exchange for (i) Paladin’s timely execution of this Agreement within twenty-one (21) days following termination of the Advisor Agreement, (ii) this Agreement going into effect, and (iii) Paladin’s fulfillment of all the terms and conditions in this Agreement and the Separation Agreement, the Company will pay Paladin the consideration as described in Section 1.b of the Separation Agreement.
2.
Payment of all Compensation. Paladin acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided (to the extent applicable) all benefits and compensation due to Paladin.
3.
Release of Claims. Paladin agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Paladin by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Paladin, on Paladin’s own behalf and on behalf of Paladin’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Paladin may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Paladin signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Paladin’s employment or other service provider relationship with the Company Group and the termination of such relationship;

1 Note to Form: Subject to good faith modification by the Company to comply with and be fully enforceable under applicable law, or to reflect applicable legal changes, Paladin’s relocation to another jurisdiction, Paladin’s agreements and compensatory arrangements then in existence, or other circumstances as may reasonably be considered by the Company.

2 Note to Form: To be populated with the Effective Date of the Separation Agreement.

b. any and all claims relating to, or arising from, Paladin’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Washington Law Against Discrimination (RCW ch. 49.60); other Washington sex and age discrimination laws (e.g., RCW 49.12.200, 49.44.090); Washington laws regarding prohibited employment practices (RCW ch. 49.44); the Washington Equal Pay Opportunity Act (RCW ch. 49.58); Washington whistleblower protection laws (e.g., RCW 49.60.210, 49.12.005, and 49.12.130); the Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Family Leave Act (RCW ch. 49.78); the Washington Military Family Leave Act (RCW ch. 49.77); the Washington Minimum Wage Act (RCW ch. 49.46); the Washington law regarding non-competition agreements (RCW ch. 49.62); Washington wage, hour, and working conditions laws, and all other provisions of the Washington Industrial Welfare Act (RCW ch. 49.12); the Washington Wage Payment Act (RCW ch. 49.48); the Washington Wage Rebate Act (RCW ch. 49.52); the Arizona Employment Protection Act; the Arizona Equal Pay Act; the Arizona Right to Work Act; the Arizona Workplace Harassment Law; the Arizona Occupational Health and Safety Act; the Arizonians with Disabilities Act; and the Arizona Civil Rights Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Paladin from the Company Group; and

h. any and all claims for attorneys’ fees and costs.

Paladin agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or claims to enforce the terms of this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section in the Separation Agreement, except as required by applicable law. This release does not extend to any right Paladin may have under the Arizona Fair Wages and Healthy Families Act, any right Paladin may have to unemployment compensation benefits or workers’ compensation benefits, and any right Paladin may have to receive the name and address of any consumer reporting agency that has furnished a consumer report to the Company. In addition, this release does not extend to any rights of indemnification Paladin may have pursuant to any indemnification agreement between the Company Group and Paladin, pursuant to the Company’s certificate of incorporation and bylaws, or under any applicable D&O insurance policy with the Company, subject to the respective terms, conditions, and limitations of such indemnification agreement, certificate of incorporation and bylaws, or D&O insurance policy, in each case, as may be applicable.

4.
Unknown Claims. Paladin acknowledges that Paladin has been advised to consult with legal counsel and that Paladin is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Paladin’s favor at the time of executing the release, which, if known by Paladin, must have materially affected Paladin’s settlement with the Releasees. Paladin, being aware of said principle, agrees to expressly waive any rights Paladin may have to that effect, as well as under any other statute or common law principles of similar effect.
5.
Acknowledgment of Waiver of Claims under ADEA. Paladin acknowledges that Paladin is waiving and releasing any rights Paladin may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Paladin agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Paladin signs this Agreement. Paladin acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Paladin was already entitled. Paladin further acknowledges that Paladin has been advised by this writing that: (a) Paladin should consult with an attorney prior to executing this Agreement; (b) Paladin has twenty-one (21) days within which to consider this Agreement; (c) Paladin has seven (7) days following Paladin’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Paladin from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Paladin signs this Agreement and returns it to the Company in less than the 21-day period identified above, Paladin hereby acknowledges that Paladin has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Paladin acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.
No Pending or Future Lawsuits. Paladin represents that Paladin has no lawsuits, claims, or actions pending in Paladin’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Paladin also represents that Paladin does not intend to bring any claims on Paladin’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
7.
Return of Company Property. Paladin’s signature below constitutes Paladin’s certification under penalty of perjury that Paladin has returned all documents and other items provided to Paladin by the Company (with the exception of a copy of the employee handbook and personnel documents specifically relating to Paladin), developed or obtained by Paladin in connection with Paladin’s employment with the Company, or otherwise belonging to the Company.
8.
Protected Activity Not Prohibited. Paladin acknowledges that this Agreement remains subject to the “Protected Activity Not Prohibited” section of the Separation Agreement.
9.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Paladin represents and warrants that Paladin has the capacity to act on Paladin’s own behalf and on behalf of all who might claim through Paladin to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
10.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
11.
Entire Agreement. This Agreement, together with the Separation Agreement, represents the entire agreement and understanding between the Company Group and Paladin concerning the subject matter of this Agreement and the Separation Agreement and Paladin’s employment and other service provider relationship with and termination of such relationship and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Separation Agreement and Paladin’s relationship with the Company Group and the termination of such relationship, with the exception of the Confidentiality Agreement the Surviving Sections of the Employment Agreement (as defined in the Separation Agreement).
12.
No Oral Modification. This Agreement may only be amended in a writing signed by Paladin and a duly authorized representative of the Company’s Board of Directors.
13.
Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Paladin consents to personal and exclusive jurisdiction and venue in the State of Arizona.
14.
Effective Date. Paladin understands that this Agreement shall be null and void if not executed by Paladin within twenty-one (21) days following termination of the Advisor Agreement. Paladin has seven (7) days after signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Paladin signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Supplemental Effective Date”).
15.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service or other electronic transmission or signature.

[The remainder of this page is intentionally left blank; signature page follows]

EXHIBIT 10.1

16.
Voluntary Execution of Agreement. Paladin understands and agrees that Paladin executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Paladin’s claims against the Company and any of the other Releasees. Paladin acknowledges that:
(f)
Paladin has read this Agreement;
(g)
Paladin has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Paladin’s own choice or has elected not to retain an attorney;
(h)
Paladin understands the terms and consequences of this Agreement and of the releases it contains;
(i)
Paladin is fully aware of the legal and binding effect of this Agreement; and
(j)
Paladin has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Michael Shane Paladin, an individual

Dated: _____________ ____________________

Michael Shane Paladin

SmartRent, Inc.

Dated: _______________ By: ___________________________

John Dorman

Board Chair